Execution Copy

                                  AMENDMENT TO

                             STOCKHOLDERS AGREEMENT

      AMENDMENT, dated as of December 26, 2003 (this "Amendment"), to the Stockholders Agreement, dated as of November 30, 2000 (the "Stockholders Agreement"), by and among PHIBRO ANIMAL HEALTH CORPORATION (formerly known as Philipp Brothers Chemicals, Inc.), a New York partnership (the "Company"), PALLADIUM EQUITY PARTNERS II, L.P. a Delaware limited partnership ("PEP II"), PALLADIUM EQUITY PARTNERS II-A, L.P., a Delaware limited partnership ("PEP II-A"), and PALLADIUM EQUITY INVESTORS II, L.P., a Delaware limited partnership ("PEI II" and together with PEP II and PEP II-A, the "Investor Stockholders"), and Jack C. Bendheim (together with the Company and the Investor Stockholders, the "Parties" and singularly a "Party").

      This Amendment is executed and delivered in connection with that certain Purchase and Sale Agreement, dated as of December 26, 2003, by and among the Company, Prince Mfg LLC, a Delaware limited liability company (the "Prince Stockholder"), The Prince Manufacturing Company, an Illinois corporation, the Investor Stockholders, and Prince Mineral Company, Inc. The Parties desire to amend the terms of the Stockholders Agreement as hereinafter set forth.

      Accordingly, the Parties hereby agree as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

      2. Amendments to the Stockholders Agreement.

      2.1 Section 1.1 of the Stockholders Agreement is hereby amended to include the following additional defined terms:

      "Bond Offering" means the sale of the Units consisting of the Senior Secured Notes due 2007 to be issued by the Company and the Senior Secured Notes issued by Philipp Brothers Netherlands III BV described in the Offering Circular dated October 10, 2003.

      "Palladium Transactions" means the transactions contemplated by the Purchase and Sale Agreement.

      "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of December 26, 2003, by and among the Company, Prince Mfg LLC, a Delaware limited liability company, The Prince Manufacturing Company, an Illinois corporation, the Investor Stockholders, and Prince Mineral Company, Inc.

      "Senior Credit Facility" means the Loan and Security Agreement, dated as of October 21, 2003, by and among the Company, Phibro Animal Health U.S., Inc., Phibro Animal Health Holdings, Inc., Prince Agriproducts, Inc., Phibro-Tech, Inc., the lenders from time to time party thereto, and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders, as amended by Amendment No. 1 thereto.

      2.2 Schedule 2.3 to the Stockholders Agreement is hereby amended to include (a) the Palladium Transactions, (b) the offer and sale of up to $105 million of senior secured notes due 2007 issued by the Company and Philipp Brothers Netherlands III BV pursuant to the Note Offering and the registered senior secured notes contemplated to be issued in exchange therefor, and (c) the Senior Credit Facility.

      2.3 Section 2.3(iv) of the Stockholders Agreement is hereby amended to insert the phrase "(including the Equity Value Amount (as defined in the Restated Certificate)" after the phrase "Series C Preferred Stock" set forth therein.

      2.4 Section 4.5 of the Stockholders Agreement is hereby amended by deleting the figure "$45,000,000" therein and substituting for such figure the figure "$15,200,000".

      3. No Other Changes. Except as expressly provided herein, no term or provision of the Stockholders Agreement shall be amended, modified or supplemented, and each term and provision of the Stockholders Agreement is hereby ratified and shall remain in full force and effect.

      4. Governing Law. The validity, performance, construction and effect of this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

      5. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopier), and all of said counterparts taken together shall be deemed to constitute the same instrument.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    PHIBRO ANIMAL HEALTH CORPORATION

                                    By: /s/ Jack C. Bendheim
                                       -----------------------------------------
                                       Name:  Jack C. Bendheim
                                       Title: President

                                    PALLADIUM EQUITY PARTNERS II, L.P.

                                    By: PALLADIUM EQUITY PARTNERS II, L.L.C.

                                    By: /s/ Marcos Rodriguez
                                       -----------------------------------------
                                       Name:  Marcos Rodriguez
                                       Title: Managing Member

                                    PALLADIUM EQUITY PARTNERS II-A, L.P.

                                    By: PALLADIUM EQUITY PARTNERS II, L.L.C.

                                    By: /s/ Marcos Rodriguez
                                       -----------------------------------------
                                       Name:  Marcos Rodriguez
                                       Title: Managing Member

                                    PALLADIUM EQUITY INVESTORS II, L.P.

                                    By: PALLADIUM EQUITY PARTNERS II, L.L.C.

                                    By: /s/ Marcos Rodriguez
                                       -----------------------------------------
                                       Name:  Marcos Rodriguez
                                       Title: Managing Member

                                    STOCKHOLDER

                                    /s/ Jack C. Bendheim
                                    --------------------------------------------
                                    Jack C. Bendheim